Exhibit 10.16

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

SUPPLY AND DISTRIBUTION AGREEMENT

This SUPPLY AND DISTRIBUTION AGREEMENT (“Agreement”), dated as of January 28, 2013, is made by and between Eagle Pharmaceuticals, Inc., a Delaware corporation with its principal offices located at 470 Chestnut Ridge Road, Woodcliff Lake, New Jersey 07677 (“Eagle”), and Sandoz AG, a Swiss corporation with a corporate address at Lichtstraße 35, CH 4056 Basel, Switzerland (“Sandoz”).

WHEREAS, Eagle and an Affiliate (as defined below) of Sandoz are currently in a dispute with respect to the manufacture, distribution or sale of the Sandoz ANDA Product (as defined below) and, as of the date hereof, have entered into a mutually agreeable settlement agreement to settle such dispute (the “Settlement Agreement”);

WHEREAS, Eagle, pursuant to the terms of this Agreement and the Settlement Agreement, desires to contract manufacture the AG Product (as defined below) at its Contract Manufacturer (as defined below), and supply the AG Product to an Affiliate of Sandoz; and

WHEREAS, Sandoz (or an Affiliate of Sandoz), pursuant to the terms of this Agreement and the Settlement Agreement, would like to (i) purchase AG Product from Eagle and then distribute the AG Product in the Territory, and (ii) distribute the Sandoz Product.

NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements hereinafter set forth, the parties hereto agree as follows:

ARTICLE 1
DEFINITIONS

As used throughout this Agreement and any exhibits, schedules or attachments hereto, each of the following terms will have the respective meaning set forth below:

1.1                               “Act” means the United States Federal Food, Drug, and Cosmetic Act as amended from time to time.

1.2                               “AG Product” means an unbranded (generic) form of the Eagle Branded Product as described on Schedule A distributed exclusively by Sandoz under a label not referencing the Eagle Trademark.

1.3                               “Additional Marketing Costs” means any [*] directly resulting from the [*] the AG Product.

1.4                               “Affiliate” means, with respect to a party, any other business entity that directly or indirectly controls, is controlled by, or is under common control with, such party. A business entity or party will be regarded as in control of another business entity if it owns directly or indirectly (i) in the case of corporate entities, more than fifty percent (50%) of the equity securities in the subject entity entitled to vote in the election of directors, and (ii) in the case of an entity that is not a corporation, more than fifty percent (50%) of the equity securities or other ownership interests in the subject entity with the power to direct the management and policies of such entity by any means whatsoever or entitled to elect the corresponding management authority. Notwithstanding anything to the contrary contained herein, for any and all purposes relating to this Agreement, Sandoz’s Affiliates shall be limited solely to [*].

1.5                               “ANDA” means an abbreviated new drug application pursuant to 21 U.S.C. § 355(j) et seq., and the regulations promulgated thereunder, as such application may be amended or supplemented from time to time.

1.6                               “Applicable Law” means all applicable provisions of constitutions, statutes, laws, rules, treaties, regulations, guidelines and orders of all governmental authorities and all applicable orders, rules and decrees of courts in the Territory.

1.7                               “Argatroban Patents” means the United States Patent Nos. 7,589,106 and 7,687,516, and any United States patents resulting from any continuation, continuation-in-part, divisional, reissue or reexamination thereof, and [*] by Eagle or its subsidiaries [*], [*], including but not limited to [*]. For the avoidance of doubt, [*] as provided for in the America Invents Act.

1.8                               “Business Day” means any day other than a Saturday, Sunday or legal holiday on which banks in New York, New York are closed.

1.9                               “cGMP” means current Good Manufacturing Practices, as set forth in the United States Code of Federal Regulations (21 CFR part 210 & Part 211), and any other applicable laws, guidelines and regulations.

1.10                        “Commercially Reasonable” means, with respect to the efforts to be expended or considerations to be undertaken by a party related to any objective, activity or decision to be undertaken hereunder, reasonable, good faith efforts to accomplish a similar objective, activity or decision under similar circumstances. Such efforts will be similar to those efforts, considerations and resources commonly used by a party for a similar product owned by it or to which it has rights, which product is at a similar stage in its product life and is of similar market potential taking into account the competitiveness of alternative products sold by third parties in the marketplace, the regulatory status, market conditions and the profitability of the product.

1.11                        “Contract Manufacturer” means the current and any future contract manufacturer of the AG Product and Eagle Branded Product.

1.12                        “Convicted Entity” means a corporation, partnership or association that has been convicted of a criminal offense that falls within the ambit of 21 U.S.C. §1320a — 7(a), but has not yet been excluded, debarred, suspended or otherwise declared ineligible.

1.13                        “Convicted Individual” means an individual who has been convicted of a

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

criminal offense that falls within the ambit of 21 U.S.C. §1320a — 7(a), but has not yet been excluded, debarred, suspended or otherwise declared ineligible.

1.14                        “Damages” has the meaning given in Section 15.1.

1.15                        “Debarred Entity” means a corporation, partnership or association that has been debarred by the FDA pursuant to 21 U.S.C. §335a (a) or (b) from submitting or assisting in the submission of any abbreviated drug application, or a subsidiary or Affiliate of a Debarred Entity.

1.16                        “Debarred Individual” means an individual who has been debarred by the FDA pursuant to 21 U.S.C. §335 (a) or (b) from providing services in any capacity to a person that has an approved or pending drug product application.

1.17                        “Eagle Branded Product” means the drug product Argatroban® 50mg/50m1 that is subject to the Eagle NDA distributed under a label referencing Eagle Trademarks.

1.18                        “Eagle Branded Product Distributor” means the distributor of the Eagle Branded Product in the Territory.

1.19                        “Eagle Indemnified Parties” has the meaning given in Section 15.2.

1.20                        “Eagle NDA” means a new drug application No. 22434 filed with the FDA and all supplements and amendments thereto.

1.21                        “Eagle Trademarks” means all trade names, trade dress, logos and graphics used by Eagle and/or the Eagle Branded Product Distributor in connection with its branded products or its corporate identity.

1.22                        “Effective Date” means the date first set forth above.

1.23                        “Excluded Entity” means an entity (i) that has been excluded, debarred, suspended or is otherwise ineligible to participate in federal health care programs such as Medicare or Medicaid by the Office of the Inspector General (“OIG/HHS”) of the Department of Health and Human Services, or (ii) that has been excluded, debarred, suspended or is otherwise ineligible to participate in federal procurement and non-procurement programs, including those produced by the United States General Services Administration (“GSA”).

1.24                        “Excluded Individual” means an individual who has been excluded, debarred, suspended or is otherwise ineligible to participate in (i) federal health care programs such as Medicare or Medicaid by the OIG/HHS, or (ii) federal procurement and non-procurement programs, including those produced by the GSA.

1.25                        “FDA” means the U.S. Food and Drug Administration, and any successor or replacement agency.

1.26                        “Force Majeure Event” has the meaning given in Article 10.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

1.27                        “Generic Equivalent” has the meaning given in Section 7.6(i).

1.28                        “Initial Forecast” has the meaning given in Section 4.3.

1.29                        “Latent Defect” means any instance where the AG Product fails to conform to the Specifications for such AG Product and such failure would not be discoverable upon reasonable physical inspection of such AG Product or other testing customarily conducted by Sandoz upon receipt by Sandoz in accordance with its standard operating procedures.

1.30                        “Launch at Risk” has the meaning given in Section 7.6(iv)(B).

1.31                        “Launch Quantities” means Sandoz’s initial purchase order for the quantity of AG Product needed to begin commercial sales of such AG Product by quantity pursuant to Section 4.3.

1.32                        “Licensed Generic Entry Date” has the meaning given in Section 7.6(i).

1.33                        “Net Profit” means Net Sales less the sum of (i) Product Cost, (ii) SG&A Costs, and (iii) Additional Marketing Costs.

1.34                        “Net Sales” means, for any period, the gross sales of the AG Product less the following, as accrued and adjusted: (i) cash discounts [*]; (ii) returns [*] and other similar charges; chargebacks, allowances, discounts, [*], and rebates; (iii) other payments required by law or agreed to be made under [*] (including, but not limited to, payments made under the [*]; (iv) any [*] (as evidenced by written records); and, (v) sales, excise or other similar taxes (excluding income taxes). [*] not covered by this Agreement; provided, however, [*] not covered by this Agreement [*] with respect to such sale. Net Sales shall be determined in accordance with generally accepted accounting principles, consistent with Sandoz’s books and records applicable in the Territory.

1.35                        “Notice Letter” means the notice provided pursuant to 21 U.S.C. § 355(j)(2)(B) that a patent listed in the Orange Book is invalid or will not be infringed by the holder of an ANDA containing a Paragraph IV Certification.

1.36                        “Orange Book” means the FDA publication Approved Drug Products with Therapeutic Equivalence Evaluations, as may be amended from time to time.

1.37                        “Overdue Interest Amount” means [*] percent per month from the date any unpaid payments are due until paid in full.

1.38                        “Paragraph IV Certification” means a certification pursuant to 21 U.S.C. § 355(j)(2)(A)(vii)(VI).

1.39                        “Pre-Commercial Launch Activities” means reasonable pre-marketing activities, including [*] under Section 7.5 or Section 7.6, and [*] to such launch date.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

1.40                        “Product Cost” means the “AG Product Cost by Unit Type” as set forth on Schedule A multiplied by the sales volume for the applicable unit type for the applicable Net Sales reporting period, subject to Sections 4.12 and 4.13.

1.41                        “Promotional Materials” has the meaning set forth in Section 3.5.

1.42                        “Refundable” means in the event the Triggering Event does not occur within [*] of the Effective Date (other than as a result of a material breach of this Agreement by Sandoz), Eagle shall promptly [*].

1.43                        “Revised Profit Split” has the meaning given in Section 7.6(iv)(B).

1.44                        “Sandoz ANDA Product” means the Argatroban 50mg/50m1 product that is the subject of ANDA (as defined in 21 U.S.C. 355(j) et seq., and the regulations promulgated thereunder) No. 203743, and any amendments or supplements thereto.

1.45                        “Sandoz Indemnified Parties” has the meaning given in Section 15.1.

1.46                        “Sandoz Product” means Argatroban® 125mg/125m1 as described on Schedule A.

1.47                        “Sandoz Trademarks” has the meaning given in Section 3.6.

1.48                        “Schedule(s)” means Schedule A attached hereto and any subsequent schedules that the parties may add to this Agreement from time to time.

1.49                        “SG&A Costs” means Sandoz’s total costs for customary sales and distribution expenses (e.g., insurance, transportation and freight outbound charges, VAT tax and duties), which shall be deemed to [*].

1.50                        “Specifications” means the specifications for the design, composition, manufacture, packaging, and/or quality control of the AG Product as set forth in the NDA.

1.51                        “Supply Failure” means Eagle’s failure to supply AG Product, which has been ordered pursuant to a purchase order submitted by Sandoz in accordance with Sections 4.2, 4.3, 4.4 and 4.5, within [*] after the end of the time period set forth in Section 4.4(iv).

1.52                        “Supply Term” means the time set forth on Schedule A attached hereto.

1.53                        “Term” has the meaning given in Section 7.1.

1.54                        “Territory” means the United States of America, its commonwealths, territories, possessions and U.S. military bases.

1.55                        “Triggering Event” means the date set forth on Schedule A on which Sandoz will make the first sale of the AG Product to an unaffiliated third party in an arms-length

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

transaction.

1.56                        “Unlicensed Generic Entry Date” has the meaning given in Section 7.6(iii).

ARTICLE 2
RIGHT TO USE

2.1                               Rights under Eagle NDA. Subject to Section 17.8 and the terms of the Settlement Agreement, during the Supply Term, Eagle hereby appoints Sandoz as the exclusive distributor of the AG Product, with the right to market, promote, distribute, offer to sell and sell the AG Product, in the Territory under the Eagle NDA commencing on the Triggering Event. This [*]. Nothing in this Agreement shall preclude or prevent Eagle or the Eagle Branded Product Distributor from marketing, distributing, offering to sell or selling the Eagle Branded Product through the Eagle Branded Product Distributor. Moreover, nothing in this Agreement shall preclude or prevent Sandoz from marketing, distributing, offering to sell or selling the Sandoz Product.

2.2                               No Rights to Eagle Trademarks and IP. Eagle grants Sandoz no right to use any Eagle Trademarks or other Eagle intellectual property, except as provided herein or as otherwise required by law or regulation.

2.3                               Sale of AG Product. During the Supply Term, Sandoz shall not, and shall not permit its Affiliates to, market or sell the AG Product, except as provided herein.

2.4                               Performance through Affiliates. Notwithstanding anything to the contrary contained herein, each party may discharge any obligations and exercise any right hereunder, or performance hereunder, through any of its Affiliates. Each party hereby guarantees the performance by its Affiliates of such party’s obligations under this Agreement, and will cause its Affiliates to comply with the provisions of this Agreement in connection with such performance.

ARTICLE 3
SALES AND MARKETING ACTIVITIES

3.1                               Commercial Efforts. Sandoz will use Commercially Reasonable efforts to (i) market, distribute and sell both the Sandoz Product and the AG Product in the Territory during the Supply Term, and (ii) [*] Net Sales of both the Sandoz Product and the AG Product in the Territory during the Supply Term. Such Commercially Reasonable efforts will include pre-commercial AG Product launch activities to support the AG Product launch and beginning sales on the Triggering Event. Sandoz will provide Eagle an initial sales forecast from such Triggering Event through the end of the following calendar year thirty (30) days prior to the Triggering Event. Thereafter, Sandoz will provide Eagle with a fifteen (15) month sales forecast beginning with January 1 of the following year and a monthly sales forecast for the remaining months of the Supply Term for the AG Product sixty (60) days before the end of each calendar year.

3.2                               Pre-Commercial Launch Activities. Sandoz will provide Eagle a plan for pre commercial AG Product launch activities no later than five (5) days after the Effective Date.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Sandoz will take into consideration any reasonable request from Eagle regarding such activities.

3.3                               Pricing. Sandoz will have independent, sole discretion to determine the pricing, terms of sale, marketing, and selling decisions for the Sandoz Product and AG Product without any consultation with, input from, or prior notice to Eagle. Sandoz [*] the Sandoz Product or the AG Product [*], then [*], the [*] shall [*]. For the avoidance of doubt, Eagle will have independent, sole discretion to determine the pricing, terms of sale, marketing, and selling decisions for the Eagle Branded Product sold through the Eagle Branded Product Distributor without any consultation with, input from, or prior notice to Sandoz.

3.4                               Rebate Processing.

(i)                               Sandoz will be solely responsible for all federal, state and local government and private purchasing, pricing or reimbursement programs with respect to the AG Product, including taking all necessary and proper steps to execute agreements and file other appropriate reports and other documents with governmental and private entities and Eagle shall provide reasonable assistance to Sandoz to effectuate same. Sandoz will be solely responsible for payment and processing of all rebates, whether required by contract or local, state or federal law, for the AG Product.

(ii)                                  Eagle is required to refer to AG Product sales made by Sandoz in Eagle’s government price reports. As such, Sandoz will provide Eagle with aggregate sales figures for the AG Product sales made by Sandoz and the related Net Profit split by product NDC number. This information will be contained in the NPS Report as set forth in Section 5.2. Eagle shall use any data or information relating to pricing that Sandoz provides under this Section 3.4 or otherwise for the limited purpose of complying with legal price reporting requirements and for no other purpose. Eagle shall not use any such data or information in connection with its sales, marketing or contract operations and will represent and warrant to Sandoz that such data and information is not disclosed among Eagle personnel for any purpose other than for government price reporting.

3.5                               Promotional Materials. Sandoz will not use any Promotional Materials in connection with the marketing, sale or distribution of the AG Product without Eagle’s prior written approval, except that Sandoz may include such AG Product’s generic name, launch date, available packaging configurations, and the pricing and delivery terms in its introduction announcements to the trade, bill sheets and product catalog without obtaining Eagle’s prior written approval. For purposes of this Agreement, “Promotional Materials” means all labeling and advertising materials as defined in the Act and the regulations of the FDA thereunder. For the avoidance of doubt, Eagle will retain exclusive authority and responsibility for the filing of Promotional Materials with the FDA on Form 2253 (or such other form as required by FDA) or as otherwise required by Applicable Law.

3.6                               Sandoz Trademarks. All trademarks, trade names and packaging graphics owned or licensed by Sandoz and intended to be used in connection with the AG Product (collectively, the “Sandoz Trademarks”) will be chosen by Sandoz in its sole discretion;

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

provided, however, that Sandoz will not be permitted to use any such Sandoz Trademarks to the extent Eagle, in its reasonable judgment, determines that such Sandoz Trademarks will be confusingly similar to those which Eagle uses in connection with any of its own products. Sandoz will provide reasonable advance written notice to Eagle of any Sandoz Trademarks to permit Eagle to identify any Sandoz Trademark that Eagle reasonably believes is confusingly similar. Eagle will notify Sandoz in writing within fifteen (15) days of receipt of the Sandoz Trademarks if Eagle, in its reasonable judgment, objects to the Sandoz Trademarks. Absent receipt of such notice from Eagle, Sandoz will be free to use the Sandoz Trademarks.

ARTICLE 4
SUPPLY

4.1                               Eagle Supply Obligations. Subject to the provisions of this Article 4, Eagle will exclusively supply Sandoz’s requirements for the AG Product in accordance with Sandoz’s forecasts. Eagle’s supply of AG Product may not be used for any purpose other than the distribution and sale of AG Product under this Agreement. Eagle will supply the AG Product in the dosage forms and unit types set forth on Schedule A. Sandoz acknowledges that Eagle will, during the Supply Term, have on-going obligations to supply the Eagle Branded Product to the Eagle Branded Product Distributor.

4.2                               Sandoz Purchase Obligations. Subject to the provisions of this Article 4, Sandoz will exclusively purchase from Eagle Sandoz’s requirements for the AG Product for the Supply Term.

4.3                               Sandoz Initial Forecast.

(i)                                     Within five (5) days after the Effective Date, Sandoz will deliver to Eagle a forecast for the Launch Quantities and all AG Product required for the first twelve (12) months after the Triggering Event (the “Initial Forecast”).

(ii)                                  Eagle will accept the forecast or provide an alternative proposal to Sandoz within ten (10) business days after receipt.

(iii)                               The Initial Forecast will be broken down by unit type and delivery date.

(iv)                              The first six (6) months of the Initial Forecast (which will include the Launch Quantities) will constitute a binding order and Sandoz will deliver a binding written or electronic purchase order for the first six (6) months of the forecast with the Initial Forecast.

(v)                                 Purchase orders placed shall be based on full batch sizes.

(vi)                              The balance of the Initial Forecast will be non-binding with respect to the total volume. Sandoz may vary the volume among the remaining delivery dates in the Initial Forecast for each delivery date by up to [*] so long as at the end of the Initial Forecast, Sandoz has purchased all of the AG Product set forth in the Initial Forecast.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

4.4                               On-Going Sandoz Purchase Orders.

(i)                                     No later than the tenth (10th) Business Day of each month beginning with the first month after the Triggering Event, Sandoz will provide Eagle an updated rolling twelve (12) month forecast for AG Product.

(ii)                                  The first four (4) months of each forecast will be binding upon the parties. With each such rolling forecast, Sandoz will deliver a binding written or electronic purchase order for the fourth (4th) month of each new rolling forecast.

(iii)                               Without the parties’ prior written agreement, no forecast for the rolling twelve (12) month period will vary the amounts set forth in the previous forecast for the same month by more than [*].

(iv)                              Purchase orders placed shall be based on full batch sizes. The parties acknowledge and agree that except for the Launch Quantities, Eagle will be entitled to [*] lead time to fill AG Product orders placed pursuant to any binding purchase order. Additionally, the parties will work in good faith to fill AG Product orders placed for the Launch Quantities as soon as reasonably practicable.

4.5                               Supplemental Sandoz Purchase Orders. Sandoz may submit supplemental purchase orders to Eagle for additional quantities of AG Product at any time during the Supply Term set forth on Schedule A attached hereto. Eagle will use Commercially Reasonable efforts to fulfill supplemental purchase orders for up to [*] of the relevant forecast. Sandoz may not submit supplemental purchase orders to Eagle for quantities in excess of [*] without the prior written consent of Eagle. No supplemental purchase orders will be binding upon Eagle unless and until Eagle accepts the quantities and delivery dates in writing after receipt of the supplemental purchase order. Eagle will confirm or reject supplemental purchase orders within ten (10) Business Days after receipt.

4.6                               Conflicts. To the extent of any conflict or inconsistency between this Agreement and any purchase order, purchase order release, confirmation, acceptance or any similar document, the terms of this Agreement will govern.

4.7                               Shipping Terms. Eagle shall, or shall cause the Contract Manufacturer to, deliver the AG Product to Sandoz [*] (INCOTERMS 2010) [*]. Title and risk of loss to the Launch Quantity will only pass to Sandoz upon the Triggering Event regardless if such Launch Quantity is in Sandoz’s facility (or the facility of its designee). It is agreed and understood that Sandoz shall be responsible for all expenses in connection with carriage of the AG Product from the Contract Manufacturer’s facility to Sandoz’s facility or the facility of Sandoz’s designee (including insurance, freight, VAT tax and duties, if applicable).

4.8                               Delivery. Delivery by Eagle of at least [*] but no more than [*] of the quantity ordered will be accepted by Sandoz in full satisfaction of Eagle’s obligation to supply such firm order. Sandoz will be invoiced for the actual quantities shipped. All charges for packaging are included in the Product Cost unless otherwise agreed to by the parties. Eagle will not be responsible for warehousing finished goods for Sandoz. Eagle will ship all finished goods to

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Sandoz (or its designee) upon completion. All shipments must be accompanied by a packing slip that describes the articles, states the purchase order number and shows the shipment’s destination. Deliveries of AG Product will be made in accordance with the delivery schedule set forth in the purchase orders provided, subject to Sections 4.3, 4.4 and 4.5.

4.9                               Meetings. Eagle and Sandoz shall participate in a supply meeting on a regular but not less frequent than a monthly basis. At each such supply meeting, the parties shall agree on the specific delivery dates during an applicable month for AG Product ordered in the binding purchase order, if any, submitted at such meeting. Participation in any supply meeting may be conducted via teleconference. Within five (5) days after the Effective Date, each of Sandoz and Eagle shall identify an individual whose role will be to manage the relationship between the parties (the “Team Coordinator”). The Team Coordinator for each party shall provide points of contact for such party that will be responsible for functional tasks to include, but not be limited to, supply, ordering and quality obligations.

4.10                        Certificate of Compliance. Each shipment of AG Product to Sandoz will be accompanied by a certificate of compliance prepared by the Contract Manufacturer confirming that the AG Product has been manufactured in accordance with this Agreement and the Eagle NDA for the AG Product. Any deviations and investigations related to the AG Product will be documented by Eagle in accordance with the Eagle NDA and the Quality Agreement referred to in Section 6.1.

4.11                        Territory. Sandoz shall only market, distribute, offer to sell and sell the AG Product in the Territory and shall not knowingly distribute the AG Product outside the Territory.

4.12                        Changes. In the event that either party is required to change the Specifications for the AG Product pursuant to Applicable Law, or in response to a regulatory request, the parties will agree to reasonable and equitable modifications in the Product Cost for the AG Product to reflect any increase in the manufacturing cost caused by this change. To the extent there is an increase in Eagle’s cost to acquire the AG Product as a result of an increase in API costs and filling costs at the Contract Manufacturer’s facility (as evidenced by written records reasonably acceptable to Sandoz), in any case outside of the control of Eagle, the parties will agree to reasonable and equitable modifications in the Product Cost for the AG Product to reflect any increase in the manufacturing cost caused by such change. If a change is made by either party for any other reason, the party making the change will bear the costs for the change, unless otherwise agreed to by the parties.

4.13                        Technical Transfer to Alternate Manufacturing Facility. It is understood that Eagle has begun the process of identifying an alternative site for the commercial supply of the AG Product. [*] agrees that after the Triggering Event has occurred, the out-of-pocket costs and expenses (as evidenced by written records reasonably acceptable to [*]) for the technical transfer of the AG Product (the “Tech Transfer Costs”) shall initially be borne by [*]; provided, however, that, subject to Section 5.2(ii), beginning [*] after the Triggering Event, [*] may include the [*]. To the extent there is a reduction in [*] to acquire the AG Product as a result of such tech transfer to the alternative site of commercial supply, the parties will agree to reasonable and equitable

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

modifications in the Product Cost for the AG Product to reflect any decrease in the manufacturing cost caused by such transfer.

ARTICLE 5
CONSIDERATION

5.1                               Product Cost.

(i)                                     Eagle will send an invoice for the Product Cost by unit type for the AG Product on the date such AG Product is shipped to Sandoz or its designee. Payment will be due from Sandoz within [*] of the end of each calendar month in accordance with Section 5.2. Solely for the Launch Quantity, Sandoz shall pay Eagle, (A) upon the Effective Date, a Refundable milestone payment in an amount equal to [*] of the Launch Quantity purchase order, and (B) the remaining [*] of the Launch Quantity purchase order shall be paid to Eagle by Sandoz within [*] days of Sandoz’s receipt of the corresponding invoice.

(ii)                                  In the event Net Sales, on a per-unit basis with respect to each unit of AG Product or Sandoz Product sold by Sandoz, falls below [*] of the Product Cost (for each unit type separately) per customer for any period, as evidenced by written records, Sandoz will promptly inform Eagle of such event.

5.2                               Payment of the Net Profit split.

(i)                                     Solely for the [*] following the Triggering Event, Sandoz shall, within [*] after the end of each calendar month, provide to Eagle a Net Profit split report for such month (“NPS Report”), a form of which is attached hereto as Exhibit A. This form may be amended from time to time by mutual agreement of the parties. Within [*] of delivery of such NPS Report, Sandoz shall pay Eagle its share of the Net Profit split due. Any payment disputes between the parties shall be resolved within [*] of Eagle’s receipt of the NPS Report, or in accordance with Section 16.1 hereof.

(ii)                                  Beginning on the [*] following the Triggering Event and thereafter, Sandoz shall, within [*] after the end of each calendar quarter, provide to Eagle a Net Profit split report for such quarter (“NPS Report”), a form of which is attached hereto as Exhibit A. This form may be amended from time to time by mutual agreement of the parties. Within [*] of delivery of such NPS Report, Sandoz shall pay Eagle its share of the Net Profit split due. Any payment disputes between the parties shall be resolved within [*] of Eagle’s receipt of the NPS Report, or in accordance with Section 16.1 hereof. Notwithstanding anything to the contrary contained herein, [*]; thereafter, [*] as set forth on Schedule A.

5.3                               Samples, Coupons and Vouchers. Sandoz shall not distribute any drug samples of an AG Product or coupons or vouchers for an AG Product to any third party.

5.4                               Late Payment Penalty. Any payments not made within the specified period of time for payment will incur an interest charge at the rate of the Overdue Interest Amount on such overdue amounts. Any amounts that are not paid because of a bona fide dispute between the

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

parties that are ultimately paid later will include interest at the time of payment.

5.5                               [*]. In the event [*], as evidenced by written records, in any month in which Eagle is supplying AG Product to Sandoz, [*]. This calculation will continue [*] until [*]; provided, however, that if in any such following month [*] as set forth on Schedule A starting with that month [*]. For the avoidance of doubt, any [*].

5.6                               Audit Rights. Sandoz will keep accurate books and records for purposes of documenting the amount of the Net Sales and product returns for AG Product. Said books and records will be made available at Sandoz’s principal place of business at 506 Carnegie Center, Suite 400, Princeton, New Jersey. Upon at least fifteen (15) Business Days notice, Eagle will have the right to have Eagle’s independent public accountants obtain access to such books and records during reasonable business hours for the purpose of verifying, at Eagle’s expense, the amount of the Net Sales, the calculation of the Net Profit split, and any other information reasonably necessary to verify the above calculations and information; provided, however, that this right may not be exercised more than once in any calendar year. Eagle will solicit or receive from its accountants only information relating to the accuracy of such calculations, and will only have access to information for the most recent [*]. However, if in subsequent audits it is discovered that an error occurred that may have carried back to previous years, Sandoz will provide the information for all previous contract years for purposes of identifying if the error carried back and correcting such error if necessary. Sandoz will be entitled to require such accountants to sign a confidentiality agreement in form and substance reasonably satisfactory to Sandoz, Eagle and such accountant. Eagle and Sandoz will each receive the same report of the audit from the independent accountants which will contain their opinion of whether Sandoz’s reports, calculations and payments have been accurate or not and, if not, by how much and for how long and how they arrived at their conclusions. The parties may make inquiries of the independent accountants to clarify the contents of the report and the accountant’s response will be provided to both parties. If there is an underpayment of the Net Profit split to Eagle, Eagle will send an invoice to Sandoz for the amount of the underpayment and the Overdue Interest Amount from the original due date. Such invoice will be paid by Sandoz within [*] after its receipt. In the event any such audit reveals a shortfall in amounts paid to Eagle of [*] or more for any calendar year, then the reasonable costs and expenses of the audit including the fees and expenses of the accountant will be reimbursed to Eagle by Sandoz. In the event any such audit report reveals an overpayment of the Net Profit split to Eagle, Sandoz will send an invoice to Eagle for the amount of the overpayment. Eagle will pay such invoice within [*] after its receipt.

ARTICLE 6
QUALITY

6.1                               Quality Agreement. The parties will enter into a Quality Agreement prior to the Triggering Event. The Quality Agreement will address supply of the AG Product. The Quality Agreement may be amended as necessary to provide for additional products that may be added to this Agreement from time to time. To the extent that any inconsistencies exist between the Quality Agreement and this Agreement, the stipulations and provisions of this Agreement will prevail.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

6.2                               Expiration Dating. All AG Product shipped to Sandoz will have expiration dating as set forth on Schedule A.

6.3                               Stability Testing. Eagle will maintain a stability testing program for the AG Product. In the event that any results from such program indicate that the AG Product would not meet its expiration date, Eagle will promptly notify Sandoz. Replacement AG Product will be provided to Sandoz at Eagle’s expense in the event such AG Product is unsaleable by Sandoz.

ARTICLE 7
TERM & TERMINATION

7.1                               Term. The term of this Agreement will commence on the Effective Date, and subject to the terms of this Article 7, will continue until the expiration of the Supply Term (the “Term”). The Term may be extended by written agreement of the parties.

7.2                               Termination by Eagle. This Agreement may be terminated by Eagle:

(i)                                     If Sandoz shall fail to pay any amount due under the Agreement within [*] after such amount becomes due and payable, and Sandoz has not cured such breach within [*] after receipt of such written notice from Eagle to cure such breach, in which event termination shall be effective after such [*]; or

(ii)                                  If Sandoz shall be in breach of any material obligation hereunder (other than a payment obligation), and has not cured such breach within [*] after receipt of a notice from Eagle requesting the correction of such breach (unless such breach is by its nature not susceptible of being cured or the giving of such notice would be futile or impracticable, in which event no notice shall be necessary). Such termination shall be effective upon the occurrence of such breach or, if a right to cure exists, upon failure of Sandoz to cure such breach within the specified time period; or

(iii)                               Upon the filing or institution of any bankruptcy, reorganization, liquidation or receivership proceedings by Sandoz, or upon the failure by Sandoz for more than ninety (90) days to discharge or obtain the dismissal of any such actions filed against it. Such termination shall be effective upon receipt of notice from Eagle; or

(iv)                              If a Force Majeure Event affecting the performance of Sandoz specified in Article 10 shall continue for more than [*]. Such termination shall be effective upon receipt of notice from Eagle.

7.3                               Termination by Sandoz. This Agreement may be terminated by Sandoz:

(i)                                     If Eagle shall be in breach of any material obligation hereunder and has not cured such breach (A) with respect to any Supply Failure within [*] after receipt of a notice from Sandoz requesting the correction of such Supply Failure, or (B) with respect to any other breach of a material obligation within [*] after receipt of a notice from Sandoz requesting the correction of such breach (unless such breach is by its nature not susceptible of being cured or

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

the giving of such notice would be futile or impracticable, in which event no notice shall be necessary). Such termination shall be effective upon the occurrence of such breach or, if a right to cure exists, upon failure of Eagle to cure such breach within the specified time period; or

(ii)                                  Upon the filing or institution of any bankruptcy, reorganization, liquidation or receivership proceedings by Eagle, or upon the failure by Eagle for more than ninety (90) days to discharge or obtain the dismissal of any such actions filed against it. Such termination shall be effective upon receipt of notice from Sandoz; or

(iii)                               If a Force Majeure Event affecting the performance of Eagle specified in Article 10 shall continue for more than [*]. Such termination shall be effective upon receipt of notice from Sandoz.

7.4                               Termination by Either Party.

(i)                                     Either party may terminate this Agreement by written notice to the other party if no Triggering Event occurs with respect to the AG Product by May 31, 2013; provided, however, that neither party may exercise its rights under this Section 7.4(i) if a Triggering Event shall not have otherwise occurred for any reason provided in subsections (ii), (iii) or (iv) of this Section 7.4.

(ii)                                  Either party may terminate this Agreement by written notice to the other party if the terminating party is advised by the FDA or its outside regulatory legal counsel that marketing, distributing, selling or offering to sell the AG Product under the labeling described in Section 9.3(iii) would likely constitute a violation of the Act or applicable regulations thereunder.

(iii)                               Subject to the last sentence of this Section 7.4(iii), either party may terminate this Agreement upon reasonable notice to the other party, if any governmental entity determines that this Agreement could violate Applicable Law, including, but not limited to, the United States Federal Trade Commission or either of its Bureau of Competition or Bureau of Economics. In the event a party seeks to trigger this termination right, the parties shall first reasonably consult in good faith with one another for a period of [*] to discuss the potential triggering of this termination right; in the event no mutually agreeable decision is reached within such time period, either party may terminate this Agreement [*].

(iv)                              Subject to the last sentence of this Section 7.4(iv), either party may terminate this Agreement upon reasonable notice to the other party, if (a) the terminating party, on the advice of legal counsel, determines that this Agreement poses unreasonable legal or economic risks as the result of (1) the enactment or threatened enactment after the Effective Date of any law, decree, rule, regulation or resolution, or (2) any decision of a court or regulatory agency, or (3) any change or threatened change in interpretation of current laws, decrees, rules, regulations or resolutions, and (b) such enactment, decision or change results in the failure to launch, or inability to continue the commercial sale of the AG Product for a [*] period. In the event a party seeks to trigger this termination right, the parties shall first reasonably consult in

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

good faith with one another for a period of [*] to discuss the potential triggering of this termination right; in the event no mutually agreeable decision is reached within such time period, either party may terminate this Agreement [*].

(v)                                 Either party may terminate this Agreement upon [*] written notice to the other party if the terminating party determines that it has become commercially unviable to continue sales of the AG Product in the Territory [*].

7.5                               Effect of Expiration or Termination.

(i)                                     Upon expiration of the Supply Term of this Agreement, Sandoz shall immediately cease all sales, marketing and distribution of the AG Product except that Sandoz shall have the right to market, distribute, offer to sell and sell the remaining AG Product then on hand in its inventory as of the date of such expiration, subject to its obligation to share Net Profits with Eagle pursuant to this Agreement.

(A)                               In the event that Eagle provides written notice of non-renewal at least [*] prior to the expiration of the Initial Term or any Renewal Term, as applicable, Eagle shall [*].

(B)                               In the event that Sandoz provides written notice of non-renewal at least [*] prior to the expiration of the Initial Term or any Renewal Term, as applicable, Eagle shall [*].

(ii)                                  Upon termination of this Agreement by Eagle pursuant to Section 7.2(i) (Sandoz failure to pay), Section 7.2(ii) (Sandoz’s material breach), Section 7.2(iii) (Sandoz’s bankruptcy, etc.), or Section 7.2(iv) (Sandoz’s Force Majeure Event), Eagle, in its sole discretion, may either (1) cancel any then outstanding binding purchase order and direct Sandoz to cease all distribution, marketing and sales of the AG Product immediately, or (2) cancel any then outstanding binding purchase order but allow Sandoz a sell-off period, determined by Eagle, which shall not exceed [*] after the effective date of termination, to sell off any inventory of AG Product under Sandoz’s control as of the effective date of termination, all in accordance with the terms hereof as in effect prior to the date of such termination (including the obligation of Sandoz to share Net Profits with Eagle in accordance with the terms of this Agreement); provided that Sandoz shall immediately cease all sales, marketing and distribution of the AG Product as of the end of such sell-off period.

(A)                               In the event of termination of this Agreement by Eagle pursuant to Section 7.2(i) (Sandoz failure to pay), Section 7.2(ii) (Sandoz’s material breach), Section 7.2(iii) (Sandoz’s bankruptcy, etc.), or Section 7.2(iv) (Sandoz’s Force Majeure Event), Eagle shall [*].

(B)                               In the event of termination of this Agreement by Eagle pursuant to Section 7.2(i) (Sandoz failure to pay) or Section 7.2(ii) (Sandoz’s material breach), Sandoz shall be obligated to continue payment of the Net Profit split for the Sandoz Product in accordance with the terms of this Agreement until [*] for all such Sandoz Product sold prior to such date.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(iii)                               Upon termination of this Agreement by Sandoz pursuant to Section 7.3(i) (Eagle’s material breach), Section 7.3(ii) (Eagle’s bankruptcy, etc.), or Section 7.3(iii) (Eagle’s Force Majeure Event), Sandoz, shall have the option, in its sole discretion, to cancel all or any portion of any then outstanding binding purchase orders, except that Sandoz will pay Eagle for its share of any amounts (in accordance with Sandoz’s Net Profit split) that Eagle is liable to pay its partners or suppliers for the fulfillment of outstanding binding purchase orders (as evidenced by written records reasonably acceptable to Sandoz).

(A)                               Sandoz shall be entitled to a sell-off period equal to [*] to sell off any inventory of AG Product under Sandoz’s control as of the effective date of termination and any AG Product delivered by Eagle and purchased by Sandoz after the effective date of termination, all in accordance with the terms hereof as in effect prior to the effective date of such termination; provided that Sandoz shall immediately cease all sales, marketing and distribution of the AG Product as of the end of such sell-off period.

(B)                               In the event of termination of this Agreement by Sandoz pursuant to Section 7.3(i) (Eagle’s material breach), Section 7.3(ii) (Eagle’s bankruptcy, etc.), or Section 7.3(iii) (Eagle’s Force Majeure Event), Eagle shall [*].

(iv)                              Upon termination of this Agreement by either party pursuant to Section 7.4(i) (no Triggering Event), (A) the firm order for the Launch Quantity shall be deemed cancelled (if applicable), (B) Sandoz shall immediately cease all pre-booking activities with respect to AG Product (if applicable), (C) Eagle shall use Commercially Reasonable efforts to cancel all then outstanding binding purchase orders except that Sandoz will pay Eagle for its share of any amounts (in accordance with Sandoz’s Net Profit split) that Eagle is liable to pay its partners or suppliers for the fulfillment of outstanding binding purchase orders (as evidenced by written records reasonably acceptable to Sandoz) (if applicable), (D) Sandoz shall immediately cease all sales, marketing and distribution of the AG Product (if applicable), (E) Sandoz shall destroy any remaining inventory of AG Product upon Eagle’s written request, such destruction costs and expenses to be borne equally between the parties (if applicable), and (F) Eagle shall [*].

(v)                                 Upon termination of this Agreement by either party pursuant to Section 7.4(ii) (advice by FDA or regulatory counsel of labeling problem), Section 7.4(iii) (agency determination of violation of Applicable Law), or Section 7.4(iv) (determination of unreasonable legal or economic risks), (A) the firm order for the Launch Quantity shall be deemed cancelled (if applicable), (B) Sandoz shall immediately cease all pre-booking activities with respect to AG Product (if applicable), (C) Eagle shall use Commercially Reasonable efforts to cancel all then outstanding binding purchase orders except that Sandoz will pay Eagle for its share of any amounts (in accordance with Sandoz’s Net Profit split) that Eagle is liable to pay its partners or suppliers for the fulfillment of outstanding binding purchase orders (as evidenced by written records reasonably acceptable to Sandoz) (if applicable), (D) Sandoz shall immediately cease all sales, marketing and distribution of the AG Product (if applicable), (E) Sandoz shall destroy any remaining inventory of AG Product upon Eagle’s written request, such destruction costs and expenses to be borne equally between the parties (if applicable), and (F) Eagle shall [*].

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(vi)                              Upon termination of this Agreement by Eagle pursuant to Section 7.4(v) (lack of commercial viability), Sandoz, shall have the option, in its sole discretion, to cancel all or any portion of any then outstanding binding purchase orders, except that Sandoz will pay Eagle for its share of any amounts (in accordance with Sandoz’s Net Profit split) that Eagle is liable to pay its partners or suppliers for the fulfillment of outstanding binding purchase orders (as evidenced by written records reasonably acceptable to Sandoz).

(A)                               Sandoz shall be entitled to a sell-off period equal to [*] to sell off any inventory of AG Product under Sandoz’s control as of the effective date of termination and any AG Product delivered by Eagle and purchased by Sandoz after the effective date of termination, all in accordance with the terms hereof as in effect prior to the effective date of such termination; provided that Sandoz shall immediately cease all sales, marketing and distribution of the AG Product as of the end of such sell-off period.

(B)                               In the event of termination of this Agreement by Eagle pursuant to Section 7.4(v) (lack of commercial viability), Eagle shall [*].

(vii)                           Upon termination of this Agreement by Sandoz pursuant to Section 7.4(v) (lack of commercial viability), Sandoz, shall have the option, in its sole discretion, to cancel all or any portion of any then outstanding binding purchase orders, except that Sandoz will pay Eagle for its share of any amounts (in accordance with Sandoz’s Net Profit split) that Eagle is liable to pay its partners or suppliers for the fulfillment of outstanding binding purchase orders (as evidenced by written records reasonably acceptable to Sandoz).

(A)                               Sandoz shall be entitled to a sell-off period equal to [*] to sell off any inventory of AG Product under Sandoz’s control as of the effective date of termination and any AG Product delivered by Eagle and purchased by Sandoz after the effective date of termination, all in accordance with the terms hereof as in effect prior to the effective date of such termination; provided that Sandoz shall immediately cease all sales, marketing and distribution of the AG Product as of the end of such sell-off period.

(B)                               In the event of termination of this Agreement by Sandoz pursuant to Section 7.4(v) (lack of commercial viability), Eagle shall [*].

(viii)                        Termination of this Agreement for any reason will not release either party hereto from any liability which at such time has already accrued or which thereafter accrues from a breach or default prior to such expiration or termination, nor affect in any way the survival of any other right, duty or obligation of either party hereto which is expressly stated elsewhere in this Agreement to survive such termination.

7.6                               Effect of the Entry of a Third Party’s Generic Equivalent.

(i)                                     In the event that Eagle grants authorization or license in writing to any third party to make, have made, offer to sell, sell, have sold, market, promote, distribute, import or use in or for the Territory any pharmaceutical product that is filed as an application under

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Section 505(b)(2) or 505(j) of the Act referencing NDA No. 022434 (hereinafter, a “Generic Equivalent”) by a date certain (hereinafter, a “Licensed Generic Entry Date”), Eagle shall provide written notice of such authorization or license to Sandoz, including the Licensed Generic Entry Date and the material terms of such authorization or license, within [*], but in no event later than [*] before the date upon which the Generic Equivalent may be sold in the Territory. The parties agree that the failure of Eagle to provide such notice of such authorization or license or to provide Sandoz with all such relevant information shall be a material breach of this Agreement by Eagle.

(ii)                                  In the event that a Licensed Generic Entry Date occurs during the Term, the parties shall first consult in good faith for a period of [*] (the “Review Period”) to discuss potential modifications of this Agreement that may be mutually acceptable to the parties. In the event an agreement is reached at the conclusion of the Review Period, this Agreement will continue in accordance with its mutually agreed upon revised terms. In the event no agreement is reached at the conclusion of the Review Period, this Agreement will continue until expiration or termination, and Eagle shall [*]. For the avoidance of doubt, [*], and [*]

(iii)                               In the event that (x) a third party files a Notice Letter in respect of a Generic Equivalent; (y) Eagle (or the Eagle Branded Product Distributor) elects not to sue such third party under 35 U.S.C. § 271(e)(2) within forty-five (45) days after Eagle’s receipt thereof; and (z) such third party obtains the requisite regulatory approval(s) necessary to market the pharmaceutical product referenced in the Notice Letter, including all applicable product and/or establishment licenses, registrations, permits or other authorizations as may be necessary for the commercial manufacture, commercialization, use, storage, importation, transport, pricing, distribution or sale thereof (“Regulatory Approval”), Eagle shall [*]and to [*] (hereinafter, the “Unlicensed Generic Entry Date”). [*] Eagle shall provide notice of same to Sandoz.

(iv)                              In the event that a third party files a Notice Letter in respect of a Generic Equivalent and Eagle (or the Eagle Branded Product Distributor) elects to sue such third party within forty-five (45) days after Eagle’s receipt thereof as provided by 21 U.S.C. § 355(j)(5)(B)(iii), then the following provisions shall apply:

(A)                               In the event that Eagle (or the Eagle Branded Product Distributor) has sought a temporary restraining order or preliminary injunction within twenty-one (21) days of the Launch at Risk prohibiting any further offer for sale or sale of said Generic Equivalent, this Agreement shall continue in full force and effect in accordance with its then-applicable terms until a court denies or lifts such temporary restraining order or preliminary injunction;

(B)                               In the event that Eagle (or the Eagle Branded Product Distributor) has not sought a temporary restraining order or preliminary injunction within twenty-one (21) days of the Launch at Risk prohibiting any further offer for sale or sale of said Generic Equivalent, or the court denies or lifts such temporary restraining order or preliminary injunction, and such third party elects to launch at risk thereafter (hereinafter, a “Launch at Risk”), then the Net Profit split otherwise payable under Schedule A shall be automatically revised upon the Launch at Risk, such that Sandoz will pay to Eagle [*] of the Net Profit of the

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

AG Product and Sandoz Product (as applicable), and Sandoz will retain the remaining [*] of the Net Profit for the AG Product and Sandoz Product (as applicable) (the “Revised Profit Split”);

(C)                               If, after a Launch at Risk, the court reverses itself and requires such third party to cease selling such Generic Equivalent or Eagle (or the Eagle Branded Product Distributor) obtains an appellate decision requiring such third party to cease selling such Generic Equivalent, the Net Profit split shall immediately revert to the Net Profit split in effect as of the Effective Date upon the issuance of such appellate decision;

(D)                               In the event of a decision of a United States court from which no appeal (other than a petition to the Supreme Court for a writ of certiorari) has been or can be taken, holding the asserted or adjudicated claims of the Argatroban Patents to be invalid, unenforceable or not infringed by a Generic Equivalent, if any third party (i) obtains Regulatory Approval for such Generic Equivalent, and (ii) any third party actually launches such Generic Equivalent, the Net Profit split shall immediately revert to the Revised Profit Split (if not already at such Revised Split) upon the issuance of such court decision, and such court decision date shall be deemed a Licensed Generic Entry Date; and

(E)                                In the event (1) of a Launch at Risk, and (2) Eagle (or the Eagle Branded Product Distributor) obtains a decision of a United States court from which no appeal (other than a petition to the Supreme Court for a writ of certiorari) has been or can be taken, holding the asserted or adjudicated claims of the Argatroban Patents to be valid, enforceable or infringed, then the Net Profit split shall immediately revert to the Net Profit split in effect as of the Effective Date upon the issuance of such court decision.

(v)                                 Notwithstanding anything to the contrary contained herein, in the event this Agreement has been terminated by either party or this Agreement expires, effective as of the first Licensed Generic Entry Date or Unlicensed Generic Entry Date (as applicable), Eagle shall [*]. For the avoidance of doubt, [*], and [*]

7.7                               [*]. As of [*], Eagle, [*], in each case [*]. Eagle, [*] to the extent permitted under the terms of this Agreement.

ARTICLE 8
DEFECTIVE AG PRODUCT/INSPECTIONS/TESTING

8.1                               Disposition of Defective AG Product. Eagle will replace, at its own cost and expense, including reimbursement of reasonable freight and disposition costs incurred by Sandoz, AG Product that fails to comply with the Specifications for such AG Product. Eagle will not, however, replace any AG Product which fails or ceases, prior to the applicable expiration date, to conform to the Specifications as a result of improper storage or mishandling after delivery thereof to Sandoz. Sandoz will, within sixty (60) days after receipt of any shipment of AG Product, notify Eagle of the existence and nature of any patent (obvious) non-compliance or defect. If such notice is not provided within the sixty (60) day period, then all such AG Product will be deemed to be in compliance with this Agreement and Eagle will bear no further

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

responsibility for such AG Product non-compliance except in accordance with the provisions of Section 8.3. If Sandoz notifies Eagle within such sixty (60) day period of the receipt of defective AG Product, then, subject to this Article 8, Eagle will have a reasonable opportunity, not to exceed thirty (30) days from the date of notice, to inspect such claimed defective AG Product and agree with or dispute Sandoz’s disposition. If Eagle agrees, it will provide Sandoz with detailed written instructions to return or dispose of such defective AG Product at Eagle’s sole cost and expense. If Eagle disputes the defect, then both parties shall agree to work together to resolve the dispute in accordance with Section 8.2. If Eagle accepts Sandoz’s disposition and fails to instruct Sandoz as to the disposition of such defective AG Product within sixty (60) days from the date of notice, Sandoz may dispose of such defective AG Product as it sees fit (and at Eagle’s expense).

8.2                               Dispute Resolution and Independent Testing. If, after Eagle’s inspections of the AG Product and the analysis of the corresponding sample kept by Eagle as part of the stability testing program provided for in Section 6.3, the parties disagree as to the AG Product’s conformance to the Specifications or whether the AG Product has such a defect that is Eagle’s responsibility, either party may deliver the AG Product to an independent qualified third-party laboratory or third party expert who is mutually and reasonably acceptable to both parties, to confirm the AG Product’s conformance to the Specifications or the presence or absence of defects. The parties will make reasonable efforts to work with each other and the independent third-party to identify any reasons for non-conformance or the presence of defects. This may include Eagle supplying the independent laboratory with a sample kept by Eagle as part of the stability testing program, or any other relevant storage or manufacturing information kept by either party. All costs associated with such third-party testing will be at Sandoz’s expense unless the tested AG Product is deemed by such third-party not to be in compliance with the Specifications, in which case all such costs, including reimbursement of freight and disposition costs, will be promptly paid by Eagle. The findings of the independent laboratory or expert will be binding upon both parties.

8.3                               Latent Defects. As soon as either party becomes aware of a Latent Defect in any AG Product lot, it will promptly notify the other party of such event (including reasonable details and the lot involved). If an AG Product accepted by Sandoz becomes non-conforming by virtue of the later discovery of a Latent Defect, Sandoz may place the lot on quality assurance hold pending Eagle’s investigation and a final resolution of the claimed Latent Defect pursuant to Section 8.1 and 8.2 above. In the event that such AG Product is found to contain a Latent Defect, such AG Product will be deemed rejected pursuant to Sections 8.1 and 8.2 as of the date of the notice, and the rights and obligations of the parties with respect to the rejected AG Product will thereafter be governed by Sections 8.1 and 8.2.

8.4                               Sandoz Damage to AG Product. Eagle shall not be liable to Sandoz in the event AG Product is damaged by Sandoz (or by Sandoz’s designee) after delivery pursuant to Section 4.7.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

ARTICLE 9
REGULATORY MATTERS

9.1                               Reporting. Sandoz will have the responsibility in the Territory for complying with all regulatory requirements and other matters which relate solely to Sandoz’s acting as a distributor of the AG Product in the Territory. All other regulatory reporting matters (including adverse event and product complaint reporting) will be Eagle’s responsibility for the AG Product. Prior to the Triggering Event, the parties will enter into a separate Pharmacovigilence Agreement that will cover the parties’ responsibilities with respect to any report(s) of adverse events.

9.2                               FDA Communications. Sandoz and Eagle agree to promptly notify the other party in the event they receive any communication or notice from FDA with respect to the AG Product and each party will promptly provide a copy of such communications to the other. The parties will cooperate in good faith in responding to any such FDA inquiry or in making any report to FDA with respect to the AG Product. Notwithstanding the foregoing, Eagle will have final authority for regulatory decisions and responsibility for all communications with FDA concerning the AG Product.

9.3                               Labeling Configuration.

(i)                                     The parties agree to cooperate in procedures designed to ensure that the AG Product is properly labeled and that appropriate standard operating procedures are in place to ensure that the labeling and printed packaging components for the AG Product comply with Applicable Law.

(ii)                                  Subject to paragraph (iii) of this Section 9.3, all final decisions regarding labeling of AG Product shall be made by Eagle in Eagle’s sole discretion as the holder of the NDA.

(iii)                               Unless otherwise required by Applicable Law, the parties agree that the text comprising the labeling for the AG Product will be substantially identical to the labeling for the Eagle Branded Product with the following exceptions: (A) the name of Sandoz will appear as a distributor, (B) the NDC Numbers of Sandoz will be listed in the “How Supplied” section of the physicians circular (or insert), (C) in the “How Supplied” section, information will be provided about the AG Product as manufactured by Eagle for the purpose of providing complete information concerning all dosage strengths and formulations of Eagle Branded Product available under the Eagle NDA as included in the FDA approved labeling for the Eagle Branded Product, (D) the appearance and design of the AG Product label will be sufficiently different from the label for Eagle Branded Product so as to avoid confusion between the two, and (E) any other exceptions mutually agreed to by the parties. Eagle shall submit AG Product listing information to the FDA after receipt of all required information and documentation (including required information and documentation from Sandoz) as reasonably determined by Eagle. Sandoz shall obtain NDC Numbers for the AG Product as set forth on Schedule A and shall distribute and sell only the AG Product bearing the applicable NDC Numbers set forth on Schedule A. Eagle shall promptly submit to the FDA the AG Product label under the Eagle NDA and a drug listing form showing Sandoz as the private label distributor of the AG Product.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

9.4                               Recalls. Eagle and Sandoz will each notify the other party promptly, and in any event within twenty-four (24) hours, if any batch of AG Product is the subject of a recall or market withdrawal, and the parties will reasonably cooperate in the handling and disposition of such recall or market withdrawal; provided, however, in the event of a disagreement as to any matters related to such recall or market withdrawal, other than the determination of who will bear the costs as set forth in the immediately following sentence, Eagle will have the final authority with respect to any product recall relating to the AG Product. Sandoz will bear the cost of all recall or market withdrawals of AG Product purchased by Sandoz pursuant to this Agreement unless such recall or market withdrawal will have been the result of (i) the failure of such AG Product to meet the Specifications for such AG Product at the time of delivery, or (ii) Eagle’s breach of any of its covenants, obligations, representations or warranties set forth in this Agreement (either of the foregoing clause (i) or (ii), an “Eagle Recall Event”), then in each such case Eagle will bear the entire cost of such recall. Sandoz will maintain records of all sales of AG Product and all customers sufficient to adequately administer a recall or market withdrawal for the longer of one (1) year after termination or expiration of this Agreement or the period required by Applicable Law. Sandoz will, in all events and regardless of who bears the cost, be responsible for administering the physical aspects of any recalls or market withdrawals with respect to the AG Product, provided, however, that upon the occurrence of an Eagle Recall Event, any reasonable external costs and expenses incurred by Sandoz relating to the Eagle Recall Event (including, but not limited to reasonable recall destruction costs) will be borne by Eagle. AG Product and inventory held by Sandoz (or its designee) that is subject to a recall will [*] and, upon an Eagle Recall Event, Eagle will provide AG Product to Sandoz at Eagle’s expense to replace the recalled AG Product. For the avoidance of doubt, AG Product that is recalled [*].

9.5                               Complaints. Sandoz will collect complaint files for the AG Product in accordance with the provisions of the Quality Agreement as provided for in Section 6.1 and cGMP. AG Product complaint reports received by Sandoz will be sent to Eagle by e-mail within twenty-four (24) hours of receipt to the attention of Eagle Quality Assurance drohrbach@eagleus.com), with an original sent promptly by U.S. mail to David Rohrbach, Eagle Pharmaceuticals, Inc., 470 Chestnut Ridge Road, Woodcliff Lake, New Jersey 07677 (office: 201-326-5333; fax: 201-391-2430; with a back-up to Chris Butler, office: 201-326-5398; fax: 201-391-2430). Sandoz and Eagle will each notify the other of any product complaints made by customers that will or could cause an FDA “field alert” to be issued, within twenty-four (24) hours of the decision to file a field alert and will thereafter reasonably cooperate with each other relative to any investigation or inquiry that may be initiated by FDA with respect thereto. For purposes of clarification, the parties acknowledge that the foregoing complaint handling procedures will only apply to complaints which implicate the manufacturing, packaging, testing or storage of the AG Product.

9.6                               Inspections. In the event Eagle’s or Eagle’s Contract Manufacturer’s manufacturing, packaging, testing or storage facility (or facilities) producing AG Product is/are inspected by representatives of any federal agency in connection with Eagle’s Contract Manufacturer’s manufacture of the AG Product, Eagle will notify Sandoz promptly upon learning of such inspection, and will supply Sandoz with redacted copies of any correspondence

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

or communications or portions thereof which relate to the AG Product.

9.7                               Regulatory Letter. In the event Sandoz is inspected or receives a regulatory letter or comments from any federal agency or authority in connection with the distribution of the AG Product, Sandoz will notify Eagle promptly upon learning of such inspection or receiving such documentation. Eagle may participate in that portion of such inspection relating to the AG Product (and will be required to participate if requested by Sandoz at Sandoz’s expense). If Sandoz requests Eagle to participate as described above, Eagle and Sandoz will mutually agree on the response with respect to the AG Product and Sandoz will be responsible for submitting any such responses to the regulatory authorities.

9.8                               Inquiries from Health Care Professionals. Eagle shall provide reasonable assistance to Sandoz in its preparation and filing with appropriate regulatory agencies (both federal and state agencies) related to reimbursement and health care insurance filings required for the marketing and distribution of AG Product in the Territory by Sandoz. Eagle and Sandoz will work together in good faith to develop such necessary regulatory strategies, which may be required for purposes of this Agreement. In addition, Eagle will provide Sandoz with copies (in electronic format if available) of those materials, which Eagle uses to respond to inquiries regarding applicable products from consumers and health care professionals.

ARTICLE 10
FORCE MAJEURE

If either party is prevented from performing any of its obligations hereunder (except for any financial payments due hereunder) due to any cause which is beyond the non-performing party’s reasonable control, including fire, explosion, flood, or other acts of God; acts, regulations, or laws of any government; court injunction or other court order; war, terrorist act or civil commotion; strike, lock-out or labor disturbances; or failure of public utilities or common carriers (each, a “Force Majeure Event”), such non-performing party will not be liable for breach of this Agreement with respect to such non-performance to the extent any such non-performance is due to a Force Majeure Event. Such non-performance will be excused for as long as such event will be continuing, provided that the non-performing party gives written notice to the other party of the Force Majeure Event within three (3) Business Days. Such non-performing party will exercise all reasonable efforts to eliminate the Force Majeure Event and to resume performance of its affected obligations as soon as practicable. In the event such Force Majeure Event continues unabated for a period of [*], then the party which is not subject to such Force Majeure Event may terminate this Agreement consistent with Article 7.

ARTICLE 11
INSURANCE

Each party agrees to procure and maintain in full force and effect during the Term of this Agreement, at its sole cost and expense, statutory worker’s compensation insurance and employer’s liability insurance. The parties further agree to procure and maintain in full force and effect during the Term of this Agreement, at its sole cost and expense, (i) commercial general

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

liability and umbrella liability insurance, and (2) product liability insurance each with limits of not less than [*] per occurrence and [*] in the aggregate annually. Each party will, on request, provide to the other party evidence of such insurance coverage (an email from the employee responsible for such insurance coverage setting forth the names of the insurance companies and the coverage provided therein will be acceptable). Notwithstanding anything to the contrary contained herein, [*] hereunder.

ARTICLE 12
CONFIDENTIALITY

12.1                        Definition. As used herein, the term “Confidential Information” means information which relates to the AG Product and/or Sandoz Product, or its respective development, manufacture, testing, marketing, sale or support and which is disclosed by one party hereto to the other, including, but not limited to, technical and business information, samples of compounds, the structure or chemical identity of compounds, the properties and utilities of compounds, manufacturing procedures, manufacturing processes, manufacturing equipment, plant layouts, product volumes, quality control procedures, quality control standards, know-how, scientific information, clinical data, efficacy and safety data, formulas, methods and processes, specifications, pricing information (including discounts, rebates and other price adjustments), the terms and conditions of this Agreement, and other terms and conditions of sales, customer information, business plans, and all other intellectual property. Notwithstanding anything to the contrary contained herein, at any time after execution of this Agreement by both parties, [*].

12.2                        Exceptions. The obligations of confidentiality and nondisclosure shall not apply to Confidential Information which

(i)                                     at the time of disclosure is in the public domain;

(ii)                                  as shown by written records was in the possession of the receiving party prior to disclosure or development under this Agreement;

(iii)                               is rightly received by the receiving party, without obligation of secrecy, from a third party who was entitled to receive and transfer such;

(iv)                              as shown by written records was independently developed by employees of the receiving party who did not have access to Confidential Information; or

(v)                                 a party hereto is compelled to disclose by a court, tribunal or regulatory agency of competent jurisdiction. In such case, to the extent permitted by applicable law, the compelled party shall give the disclosing party prompt notice so that the disclosing party can seek a protective order, and shall exercise reasonable efforts to ensure that the information is accorded confidential treatment by the court, tribunal or regulatory agency.

12.3                        Use and Disclosure. Each party shall retain Confidential Information of the other party in strict confidence and shall not, directly or indirectly, publish or disclose it to any third

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

party, or use Confidential Information for any purpose other than the purposes of this Agreement without the prior written consent of the disclosing party. Each party agrees it shall not communicate Confidential Information of the other party except to its employees, advisors, representatives and contractors who have a need to know such Confidential Information. Termination or expiration of this Agreement between Sandoz and Eagle shall not affect the secrecy and restrictions on use obligations under this Article 12, which shall survive for a period of [*] after such termination or expiration.

12.4                        Effect of Termination. Upon termination or expiration of this Agreement, the receiving party shall return to the disclosing party or destroy any Confidential Information in tangible form in its possession, except that the receiving party shall not destroy Confidential Information required to be retained in order to comply with applicable law, rule or regulation.

12.5                        Injunctive Relief. Each party shall be entitled, in addition to any other right or remedy it may have, at law or in equity, to an injunction, without the posting of any bond or other security, enjoining or restraining any other party from any violation or threatened violation of this Article 12.

ARTICLE 13
PUBLIC ANNOUNCEMENTS; ETC.

13.1                        Public Announcements. The parties hereto covenant and agree that, except as provided for herein below, each will not from and after the date hereof make, issue or release any public announcement, press release, statement or acknowledgment of the existence of, or reveal publicly the terms, conditions and status of, the transactions contemplated herein, without the prior written consent of the other party as to the content and time of release of and the media in which such statement or announcement is to be made; provided, however, that in the case of announcements, statements, acknowledgments or revelations which either party is required by law to make, issue or release, the making, issuing or releasing of any such announcement, statement, acknowledgment or revelation by the party so required to do so by law will not constitute a breach of this Agreement if such party will have given, to the extent reasonably possible, not less than five (5) Business Days prior notice to the other party, and will have attempted, to the extent reasonably possible, to clear such announcement, statement, acknowledgment or revelation with the other party (including any Q&A and other similar materials).

13.2                        Use of Eagle Name. Sandoz will not use the name of Eagle or any of its Affiliates for advertising, promotion or other purposes without the prior written consent of Eagle, other than in discussions with its customers pursuant to the last sentence of Section 12.1.

13.3                        Use of Sandoz Name. Eagle will not use the name of Sandoz or any of its Affiliates for advertising, promotion or other purposes without the prior written consent of Sandoz.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

ARTICLE 14
REPRESENTATIONS AND WARRANTIES

14.1                        Eagle Warranties. Eagle represents and warrants to Sandoz that it will:

(i)                                     cause the Eagle Contract Manufacturer to manufacture and supply all AG Product in accordance and in conformity with the Specifications, as also set forth in the applicable Eagle NDA for such AG Product;

(ii)                                  comply with all applicable statutes, laws, ordinances and regulations relating to the manufacture and supply of any AG Product being provided hereunder, including, without limitation, those enforced by the FDA (including compliance with cGMP’s);

(iii)                               timely file the AG Product label for the relevant Eagle NDA;

(iv)                              timely file a drug listing form showing Sandoz as the private label distributor of the AG Product; and

(v)                                 have in place systems and resources for tracking and reporting all complaints and adverse events with respect to the AG Product in accordance with the Quality and Pharmacovigilence Agreements as provided in Sections 9.1 and 9.5 respectively.

14.2                        Sandoz Warranties. Sandoz represents and warrants to Eagle that it will:

(i)                                     discharge its obligations pursuant to this Agreement in accordance with all applicable statutes, laws, ordinances and regulations including those enforced by the FDA (including compliance with cGMP’s);

(ii)                                  maintain the AG Product pending sale to its customers in a facility that is properly equipped to store such AG Product in accordance with the applicable AG Product labeling; and

(iii)                               have in place systems and resources for tracking and reporting all complaints and adverse events with respect to the AG Product in accordance with the Quality and Pharmacovigilence Agreements as provided in Sections 9.1 and 9.5 respectively.

14.3                        Debarment. The parties each hereby represent and warrant to the best of their knowledge after reasonable investigation, that neither it, nor any of its employees or agents who will participate in the performance of this Agreement, have been, are currently, or are the subject of a proceeding that could lead to their or such employees or agents becoming, as applicable, a Debarred Entity, Debarred Individual, Excluded Entity, Excluded Individual, Convicted Entity, or Convicted Individual. The parties further covenant, represent and warrant that, to the best of their knowledge after reasonable investigation, if during the Term of this Agreement, it, or any of its employees or agents participating in the performance of their obligations hereunder, become or are the subject of a proceeding that could lead that party, employee or agent becoming, as applicable, a Debarred Entity, Debarred Individual, Excluded Entity, Excluded Individual, Convicted Entity or Convicted Individual, then it will immediately notify the other party. In the event of such a notice, the parties will promptly discuss necessary measures to avoid such a

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

circumstance from affecting a party’s performance under this Agreement.

14.4                        LIMITATION ON LIABILITY OF PARTIES. EXCEPT (A) AS PROVIDED IN SECTION 15.1 AND SECTION 15.2 HEREIN AND/OR (B) WITH RESPECT TO A BREACH OF A PARTY’S OBLIGATIONS IN ARTICLE 12, THE PARTIES MAKE NO WARRANTY OF ANY KIND, EXPRESS OR IMPLIED INCLUDING WITHOUT LIMITATION ANY WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE. IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES RESULTING FROM THIS AGREEMENT.

14.5                        Execution and Performance of Agreement. Eagle and Sandoz each represents and warrants to the other that it has the full right, power and authority to enter into and perform its obligations under this Agreement. Eagle and Sandoz each further represents and warrants to the other that the performance of its obligations under this Agreement will not result in a violation or breach of, and will not conflict with or constitute a default under any agreement, contract, commitment or obligation to which such party or any of its Affiliates is a party or by which it is bound.

ARTICLE 15
INDEMNIFICATION

15.1                        Indemnification by Eagle. Eagle will indemnify and hold harmless Sandoz, its Affiliates, and each of their respective current or former directors, officers, employees, agents and representatives (the “Sandoz Indemnified Parties”) from and against any and all damages, liabilities, claims, costs, charges, judgments and expenses (including all reasonable attorneys’ fees and expenses) (collectively “Damages”) from third parties that may be sustained, suffered or incurred by the Sandoz Indemnified Parties, arising from or in connection with (i) the breach by Eagle of any warranty, representation, covenant or agreement made by Eagle in this Agreement, or (ii) the intentional misconduct or gross negligence of any Eagle Indemnified Party in connection with this Agreement or the AG Product, or (iii) a breach of Eagle’s responsibilities pursuant to the Quality Agreement as provided for in Section 6.1, or (iv) Eagle’s (or any of Eagle’s Affiliates’) and/or the Eagle Branded Product Distributor’s distribution, marketing or sales activities related to the Eagle Branded Product, or (v) [*], or (vi) Eagle or any of Eagle’s subsidiaries’ infringement of the intellectual property rights of a third party where such alleged [*], except, in the case of clauses (i)-(vi) immediately above, for Damages for which Sandoz has an obligation to indemnify the Eagle Indemnified Parties pursuant to Section 15.2 as to which Damages each of Eagle and Sandoz shall indemnify the other party to the extent of its respective liability for such Damages.

15.2                        Indemnification by Sandoz. Sandoz will indemnify and hold harmless Eagle, its Affiliates, and each of their respective current or former directors, officers, employees, agents and representatives (the “Eagle Indemnified Parties”) from and against any and all Damages from third parties that may be sustained, suffered or incurred by the Eagle Indemnified Parties, arising from or in connection with (i) the breach by Sandoz of any warranty, representation, covenant or agreement made by Sandoz in this Agreement, or (ii) the intentional misconduct or

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

gross negligence of any Sandoz Indemnified Party in connection with this Agreement or the AG Product, or (iii) a breach of Sandoz’s responsibilities pursuant to the Quality Agreement as provided for in Section 6.1, or (iv) [*], or (v) [*], or (vi) Sandoz or any of Sandoz’s Affiliates’ infringement of the intellectual property rights of a third party where such alleged [*], except, in the case of clauses (i)-(vi) immediately above, for Damages for which Eagle has an obligation to indemnify the Sandoz Indemnified Parties pursuant to Section 15.1 as to which Damages each of Sandoz and Eagle shall indemnify the other party to the extent of its respective liability for such Damages.

15.3                        Claims. Each Eagle Indemnified Party and Sandoz Indemnified Party (“Indemnified Party”) agrees to give the indemnifying party prompt written notice of any matter upon which such Indemnified Party intends to base a claim for indemnification (an “Indemnity Claim”) under this Article 15. In the event that an Indemnity Claim is brought or made against both parties, then each party will have the right to be represented by counsel at its own expense. Notwithstanding the foregoing, in the event that such Indemnity Claim relates solely to causes covered by Section 15.1 hereof, then Eagle will assume full control of the defense of such Indemnity Claim including without limitation the settlement thereof All expenses of such suit, claim or proceeding, including the settlement and the payment of any damages thereof, will be borne solely by Eagle. Notwithstanding the foregoing, in the event that such Indemnity Claim relates solely to causes covered by Section 15.2 hereof, then Sandoz will assume full control of the defense of such Indemnity Claim including without limitation the settlement thereof All expenses of such suit, claim or proceeding, including the settlement and the payment of any damages thereof, will be borne solely by Sandoz. The Indemnified Party will make available to the indemnifying party and its counsel, at all reasonable times during normal business hours, all books and records of the other party relating to such suit, claim or proceeding, and each party will render to the other party such assistance as it may reasonably require in order to ensure proper and adequate defense of any such suit, claim or proceeding. The indemnifying party will obtain the written consent of the Indemnified Party prior to settling, ceasing to defend or otherwise disposing of any Indemnity Claim if as a result thereof the Indemnified Party would become subject to injunctive or other equitable relief or the business of the Indemnified Party would be adversely affected in any manner whatsoever.

ARTICLE 16
INFORMAL DISPUTE RESOLUTION; EXCLUSIVE JURISDICTION

16.1                        Informal Dispute Resolution. Unless otherwise expressly provided for herein, any claim or controversy between the parties arising out of or relating to the execution, interpretation and performance of this Agreement (including the validity, scope and enforceability of this provision) will be identified in writing and presented to the other party. Within [*] after delivery of such notice of dispute, the Chief Executive Officer of Eagle and the President of Sandoz (or another executive of a party or an Affiliate designated by such Chief Executive Officer or President, as applicable) (the “Designated Officers”) will meet (either in person or via telephone conference) at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to attempt to resolve the dispute in good faith. All reasonable requests for information made by one party to another will be honored. All

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

negotiations pursuant to this clause are confidential and will be treated as compromise and settlement negotiations for purposes of applicable rules of evidence. If such Designated Officers cannot resolve such dispute within [*] after such initial meeting, then each party reserves its right to any and all remedies available under law or equity with respect to any other dispute. Notwithstanding anything to the contrary herein, each party may seek immediate or other equitable relief against the other party at any time to enforce their proprietary rights in confidential information or other intellectual property rights.

16.2                        Exclusive Jurisdiction and Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of New Jersey, without regard to the conflict of law principles thereof. The parties agree that any action arising out of this Agreement will be commenced in the federal or state courts of New Jersey, as appropriate, and that such court is a proper venue for such action, that effective process may be served to a party at the address set forth in Section 17.6, and that A RIGHT TO TRIAL BY JURY IS HEREBY WAIVED. Each party hereto agrees that any such proceeding will be conducted solely in the English language.

ARTICLE 17
MISCELLANEOUS

17.1                        Amendment. The parties may add additional products to this Agreement from time to time. The parties will prepare a Schedule and attach the new Schedule as an amendment to the Agreement, signed and dated by both parties. No modification, change or amendment to this Agreement will be effective unless in writing signed by each of the parties hereto.

17.2                        Relationship of the Parties. The relationship of Sandoz and Eagle established by this Agreement is that of independent contractors, and nothing contained herein will be construed to (i) give either party any right or authority to create or assume any obligation of any kind on behalf of the other, or (ii) constitute the parties as partners, joint venturers, co-owners or otherwise as participants in a joint or common undertaking.

17.3                        Third Party Rights. Nothing in this Agreement will be deemed to create any third party beneficiary rights in or on behalf of any other person.

17.4                        Entire Agreement. It is the mutual desire and intent of the parties to provide certainty as to their respective future rights and remedies against each other by defining the extent of their mutual undertakings as provided herein. The parties have, in this Agreement (including the Schedules and Exhibits hereto), and the Quality and Pharmacovigilence Agreements referred to herein, incorporated all representations, warranties, covenants, commitments and understandings on which they have relied in entering into this Agreement, and, except as provided for herein, neither party makes any covenant or other commitment to the other concerning its future action. Accordingly, this Agreement and the Schedules and Exhibits hereto and the Quality and Pharmacovigilence Agreements referred to herein (i) constitute the entire agreement and understanding between the parties with respect to the subject matter hereof and there are no promises, representations, conditions, provisions or terms related thereto other

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

than those set forth in this Agreement, and (ii) supersedes all previous understandings, agreements and representations between the parties, written or oral.

17.5                        Headings and Examples. The Article and Section headings contained in this Agreement and any examples attached hereto are for reference purposes only and will not affect in any way the meaning and interpretation of this Agreement.

17.6                        Notices. All notices and other communications hereunder will be in writing. All notices hereunder of an Indemnity Claim as defined in Section 15.3, a Force Majeure Event, default or breach hereunder, or, if applicable, termination or renewal of the Term hereof, or any other notice of any event or development material to this Agreement taken as a whole, will be delivered personally, or sent by national overnight delivery service or postage pre-paid registered or certified U.S. mail, and will be deemed given: when delivered, if by personal delivery or overnight delivery service; or if so sent by U.S. mail, five (5) Business Days after deposit in the mail, and will be addressed:

If to Sandoz:

Sandoz AG
Lichtstraße 35
CH 4056 Basel, Switzerland
Attention: Peter Rupprecht, Authorized Signatory
Fax: +41 61 324 5372

With a copy to:
Sandoz Inc.
506 Carnegie Center, Suite 400
Princeton, New Jersey 08540
Attention: General Counsel
Fax: 609-627-8684

If to Eagle:
Eagle Pharmaceuticals, Inc.
470 Chestnut Ridge Road
Woodcliff Lake, New Jersey 07677
Attention: President/CEO
Fax: 201-391-2430

With a copy to:
Orrick, Herrington & Sutcliffe LLP
51 West 52nd Street
New York, New York 10103
Attention: R. King Milling, Esq.
Fax: 212-506-5151

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

or to such other place as either party may designate by written notice to the other in accordance with the terms hereof.

17.7                        Failure to Exercise. The failure of either party to enforce at any time for any period any provision hereof will not be construed to be a waiver of such provision or of the right of such party thereafter to enforce each such provision, nor will any single or partial exercise of any right or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right or remedy. Remedies provided herein are cumulative and not exclusive of any remedies provided at law.

17.8                        Assignment. This Agreement may not be assigned by either party without the prior written consent of the other, except that (i) either party may assign its rights and/or obligations hereunder to any of its Affiliates, and (ii) either party may assign its rights and/or obligations hereunder to any successor in interest by way of merger, acquisition or sale of all or substantially all of its business or assets to which this Agreement relates. Subject to the foregoing, this Agreement will bind and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

17.9                        Severability. In the event that any one or more of the provisions (or any part thereof) contained in this Agreement or in any other instrument referred to herein, will, for any reason, be held to be invalid, illegal or unenforceable in any respect, the remaining provisions of this Agreement will remain in full force and effect. If any of the terms or provisions of this Agreement are in conflict with any applicable statute or rule of law, then such terms or provisions will be deemed inoperative to the extent that they may conflict therewith and will be deemed to be modified to conform with such statute or rule of law. In the event that the terms and conditions of this Agreement are materially altered as a result of this Section 17.9, the parties will renegotiate the terms and conditions of this Agreement to resolve any inequities.

17.10                 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

17.11                 Expenses. Each party will pay all of its own fees and expenses (including all legal, accounting and other advisory fees) incurred in connection with the negotiation and execution of this Agreement and the arrangements contemplated hereby, except as specifically provided herein.

17.12                 Survival. Articles 1, 5, 8, 9, 11, 12, 13, 15, 16 and 17 and Sections 3.3, 3.4, 7.5, [*], 14.1, 14.2, 14.4 and Schedule A will survive the termination of this Agreement in accordance with the respective terms thereof.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized respective representatives as of the day and year first above written.

Eagle Pharmaceuticals, Inc.

By:	/s/ Scott Tarriff
Name: Scott Tarriff
Title: President/CEO

Sandoz AG

By:
Name:
Title:

Sandoz AG

By:
Name:
Title:

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized respective representatives as of the day and year first above written.

Eagle Pharmaceuticals, Inc.

By:
Name: Scott Tarriff
Title: President/CEO

Sandoz AG

By:	/s/ Georg Rieder
Name: Georg Rieder
Title: CFO

Sandoz AG

By:	/s/ Peter Rupprecht
Name: Peter Rupprecht
Title: Member of the Board

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Exhibit A
Form of NPS Report

For Section 5.2(i): a monthly breakdown of (i) gross sales, (ii) gross to net items and units, (iii) Net Sales for AG Product and Sandoz Product, and (iv) the volume of units of Sandoz Product sold.

For Section 5.2(ii): a quarterly breakdown of (i) gross sales, (ii) gross to net items and units, (iii) Net Sales for AG Product and Sandoz Product, and (iv) the volume of units of Sandoz Product sold.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Schedule A
Argatroban®

AG Product means Argatroban® 50mg/50m1 vial, as approved by the FDA under new drug application Number 22434.

Sandoz Product means Argatroban® 125mg/125m1 vial in finished, packaged form that is sold by Sandoz in the Territory under the applicable Sandoz Trademarks, in Sandoz trade dress and under Sandoz NDC numbers.

Net Profit split

Subject to Section 5.2(ii), during the Supply Term, Sandoz will pay to Eagle [*] of the Net Profit of the AG Product. Sandoz will retain the remaining [*] of the Net Profit of the AG Product.

During the Supply Term, Sandoz will pay to Eagle [*] of the Net Profit of the Sandoz Product (and for purposes of computing the Net Profit for the Sandoz Product, any references to “AG Product” in the applicable definitions will be replaced with “Sandoz Product”). Sandoz will retain the remaining [*] of the Net Profit of the Sandoz Product.

Supply Term means the Initial Term and any Renewal Term. “Initial Term” means three (3) years from the Triggering Event (subject to any other termination rights set forth in the Agreement). Upon the expiration of the Initial Term, this Agreement will automatically renew for additional one (1) year periods (each, a “Renewal Term”) unless either party gives notice of non-renewal at least six (6) months prior to the expiration of the Initial Term or any Renewal Term, as applicable.

Triggering Event means the date that Eagle provides email notice to Sandoz that Sandoz is authorized to begin commercial sales of the AG Product in the Territory.

Shelf Life means [*] or such longer period of time as approved by the FDA.

Eagle Supply of Launch Quantities to Sandoz: Transfer of the Launch Quantities will occur after the Effective Date but no later than [*].

Expiry Dating: All AG Product shipped to Sandoz will have expiration dating of no less [*] of the Shelf Life at the time of shipment by Eagle to Sandoz (or its designee); provided, that, upon the approval by the FDA of a Shelf Life equal to [*] expiration dating, then (i) all AG Product shipped to Sandoz will have expiration dating of no less than [*] remaining at the time of shipment by Eagle to Sandoz (or its designee), (ii) Eagle will use Commercially Reasonable efforts to supply AG Product with up to [*] expiration dating, and (iii) Eagle may request to ship specific lots to Sandoz with less than [*] dating, but only with the prior written approval of Sandoz.

Table 1: AG Product Cost by Unit Type

The Product Cost in this table represent Eagle’s transfer price and is as follows:

NDC Number	Product	Unit Type	Product Cost
4236720384	Argatroban®	50mg/50m1	[*]

For purposes of calculation of the Net Profit split, Product Cost, as defined in Table 1 above, will be used during the entire Supply Term, [*].

Sandoz Product Cost

NDC Number	Product	Unit Type	Product Cost
00781328512	Argatroban®	125mg/125m1	[*]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.